UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 30, 2014

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On June 30, 2014, Hormel Foods Corporation (the Company) entered into a definitive agreement to acquire CytoSport Holdings, Inc., maker of Muscle Milk® products.  The transaction is subject to customary closing conditions, including the receipt of regulatory approvals in the United States, and is expected to close within 30 days.

The purchase price is approximately $450 million.

The agreement provides for a potential additional payment of up to $20 million subject to meeting specific financial performance criteria over the next two years.

The Company intends to file the definitive agreement with its next quarterly report on Form 10-Q.

Section 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 30, 2014, the Company issued a press release announcing a definitive agreement to acquire CytoSport Holdings, Inc., maker of Muscle Milk® products.  A copy of the press release is furnished as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits furnished pursuant to Item 7.01

99       Press release issued June 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: June 30, 2014	By	/s/J. H. FERAGEN
J. H. FERAGEN
Executive Vice President
and Chief Financial Officer

Dated: June 30, 2014	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller